Exhibit 99.1

RLJ ENTERTAINMENT REPORTS PRELIMINARY AND UNAUDITED FINANCIAL RESULTS FOR THE

FISCAL YEAR ENDED DECEMBER 31, 2015

SILVER SPRING, MD – April 15, 2016 – RLJ Entertainment Inc., (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced preliminary and unaudited financial results for the fiscal year ended December 31, 2015. The Company expects to release its audited financial results as soon as possible.

Highlights

Highlights for the fourth quarter ended December 31, 2015, are as follows:

•

Revenues for the fourth quarter increased 10.3% to $42.1 million, driven primarily by growth in our Wholesale segment, due to an increase in title releases during the quarter, and continued subscriber growth at Acorn TV.

•

Adjusted EBITDA for the quarter increased by 68.3% to $11.0 million, driven primarily by the revenue growth and by lower manufacturing and fulfillment expenses (a component of cost of sales) relative to fourth quarter revenues, resulting from the continued shift towards digital-format sales from physical (DVD) sales.

•

Starting in early December 2015, all three of the Company’s proprietary SVOD channels were featured in Amazon Prime’s add-on streaming video service launch, which provides us with a significant expansion in audience reach and brand awareness.  Because of the launch being less than 30 days before the end of the year, Amazon Prime primarily generated new “free trial” sign ups on our proprietary SVOD channels in 2015.  Paid subscription activity from Amazon Prime mainly started in January of 2016.

Highlights for the year ended December 31, 2015 are as follows:

•	On a year-on-year basis, Acorn TV subscriber base grew 65.3%, reaching 195,000 paid subscribers as of December 2015.
•	Adjusted EBITDA declined 21.3% to $7.5 million, driven primarily by a higher loss from Acacia direct, lower revenues at our IP Licensing segment and lower earnings from Agatha Christie Ltd.
•

In late 2015, management approved and began implementing a plan to exit its Acacia direct business, which experienced a loss of $4.0 million and $1.8 million during 2015 and 2014, respectively.  Management also decided to stop mailing print catalogs by early-2016, transitioning its direct-to-consumer operations into an online business.  Adjusting for the shut-down of Acacia direct and the exit of our print catalog operations, our Pro-forma Adjusted EBITDA for 2015 was $11.9 million.

•

On May 20, 2015, we completed a $31.0 million capital restructuring by selling shares of preferred stock and warrants to acquire common stock.  After fees and expenses incurred, this reduced our debt balances from $85.8 million to $67.3 million and provided working capital of $10.6 million.

•	The Company ended the year with total debt of $65.5 million and cash-on-hand of $4.5 million.

Outlook for 2016:

•	As of March 31st, 2016, the Acorn TV subscriber count has grown to 260,000 paid subscribers across all platforms, an increase of 33% since December 31st, 2015.
•	The exit of the Acacia direct business was largely completed during the first quarter of 2016.
•	In 2016, the Company plans to further de-lever the balance sheet through a combination of EBITDA growth and/or principal repayments.
•	In addition, the Company will seek to lower its cost of capital by exploring a refinancing of its credit facility during 2016.

“RLJ Entertainment continues to show strong growth in our two proprietary streaming channels which we believe represent the most important part of the company’s strategic direction.  The Urban Movie Channel upcoming releases such as the film tribute to Nina Simone, starring Zoe Saldana and David Oyelowo as top talent, show that UMC is building brand awareness against our target audience of African American and urban subscribers.  With management’s intense focus on improving our balance sheet, RLJE expects to enhance its commitment to content investments that ultimately drive increased revenue,” stated Robert L. Johnson, Chairman of RLJ Entertainment.

Miguel Penella, Chief Executive Officer of RLJ Entertainment, added “We have taken significant steps to clean‐up our balance sheet and de-lever the business.  In order to sharpen our focus on digital platforms, we also have made the tough decision to shut down unprofitable lines of business and exit our print catalog advertising.  We continue to focus on the growth of our proprietary digital streaming channels through the development, acquisition, and exclusive distribution of television programming and feature film content.  The strong growth in its subscription numbers clearly shows increasing demand for Acorn TV, a digital brand that super-serves distinct and discerning fans of British mysteries and dramas.”

RLJ Entertainment, Inc. (NASDAQ: RLJE) is an entertainment content distribution company in primarily North America, the United Kingdom, and Australia. RLJE’s titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

With its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), RLJE targets distinct, premium audiences and Urban niche audiences. The company grows its proprietary digital channels through development, acquisition, and distribution of exclusive rights of program franchises and feature film content.

Through Acorn Media Enterprises, its UK development arm, RLJE owns all rights to the hit UK mystery series Foyle’s War and is developing new programs. RLJE owns 64% of Agatha Christie Limited, which manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. Through its proprietary e-commerce web sites for the Acorn brand in North America and the UK, the Company also has direct contacts and billing relationships with millions of consumers.

For more information, please visit RLJEntertainment.com, Acorn.TV, and UrbanMovieChannel.com.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations, including improved earnings before income tax, depreciation, amortization, adjusted for cash investment in content, interest expense, loss on extinguishment of debt, goodwill impairments, severance costs, costs to modify debt, change in fair value of stock, warrants and other derivatives, stock-based compensation and basis-difference amortization in equity earnings of affiliate (or Adjusted EBITDA);

•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement, including our principal repayment obligations;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to raise additional capital to reduce debt, improve liquidity and fund capital requirements;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;

•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel;
•	Our public securities’ limited liquidity and trading; or
•	Our ability to meet the NASDAQ Capital Market continuing listing standards and maintain our listing.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Traci Otey Blunt, 301-830-6204

RLJ Entertainment, Inc.

tblunt@rljentertainment.com

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RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of December 31, 2015 and 2014

(In thousands, except share data)	December 31,
	2015	2014
ASSETS
Cash	$4,530	$6,662
Accounts receivable, net	24,997	17,389
Inventories, net	10,742	13,029
Investments in content, net	60,407	67,525
Prepaid expenses and other assets	2,801	2,633
Property, equipment and improvements, net	2,485	2,372
Equity investment in affiliate	20,098	22,281
Other intangible assets, net	10,769	15,272
Goodwill	14,631	44,891
Total assets	$151,460	$192,054
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Accounts payable and accrued liabilities	$23,233	$24,582
Accrued royalties and distribution fees	51,552	42,493
Deferred revenue	1,900	5,006
Debt, net of discount	62,082	80,913
Deferred tax liability	1,839	2,002
Stock warrant and other derivative liabilities	10,678	601
Total liabilities	151,284	155,597
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued and outstanding at December 31, 2015; and zero shares issued and outstanding at December 31, 2014; liquidation preference of $32,617 at December 31, 2015 and zero at December 31, 2014	21,346	—
Shareholders' (Deficit) Equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 14,151,519 shares issued and outstanding at December 31, 2015 and 13,724,756 shares issued and 13,335,258 shares outstanding at December 31, 2014	14	14
Additional paid-in capital	85,391	87,706
Accumulated deficit	(105,514)	(50,534)
Accumulated other comprehensive loss	(1,061)	(729)
Treasury shares, at cost, zero shares at December 31, 2015 and 389,498 at December 31, 2014	—	—
Total shareholders' (deficit) equity	(21,170)	36,457
Total liabilities and shareholders' (deficit) equity	$151,460	$192,054

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Years Ended December 31, 2015 and 2014

	Years Ended December 31,
(In thousands, except per share data)	2015	2014

Revenues	$124,917	$137,689
Cost of sales
Content amortization and royalties	54,624	58,807
Manufacturing and fulfillment	36,704	42,647
Total cost of sales	91,328	101,454
Gross profit	33,589	36,235

Selling expenses	25,161	24,510
General and administrative expenses	19,247	19,525
Depreciation and amortization	5,956	5,694
Goodwill impairment	30,260	981
Total operating expenses	80,624	50,710
LOSS FROM OPERATIONS	(47,035)	(14,475)

Equity earnings of affiliate	2,217	2,580
Interest expense, net	(9,968)	(9,615)
Change in fair value of stock warrants and other derivatives	1,373	3,522
Loss on extinguishment of debt	—	(1,457)
Other expense	(1,402)	(1,356)
LOSS BEFORE PROVISION FOR INCOME TAXES	(54,815)	(20,801)
Provision for income taxes	(165)	(399)
NET LOSS	(54,980)	(21,200)
Accretion on preferred stock	(2,626)	—
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(57,606)	$(21,200)
Net loss per common share:
Basic and diluted	$(4.52)	$(1.69)

Weighted average shares outstanding:
Basic and diluted	12,753	12,532

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Years Ended December 31, 2015 and 2014

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, adjusted for cash investment in content, interest expense, loss on extinguishment of debt, goodwill impairments, severance costs, costs to modify debt, change in fair value of stock, warrants and other derivatives, stock-based compensation and basis-difference characterization in equity earnings of affiliate.   Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with US GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Years Ended December 31,
(In thousands)	2015	2014

Net loss	$(54,980)	$(21,200)
Amortization of content	54,624	58,807
Cash investment in content	(38,868)	(44,611)
Depreciation and amortization	5,956	5,694
Goodwill impairment	30,260	981
Interest expense	9,968	9,615
Loss on extinguishment of debt	—	1,457
Provision for income tax	165	399
Severance and costs to modify debt	886	548
Change in fair value of stock warrants and other derivatives	(1,373)	(3,522)
Stock-based compensation	310	769
Basis-difference amortization in equity earnings of affiliate	546	589
Adjusted EBITDA	$7,494	$9,526